EXHIBIT A

ETF	Index Provider	Date of License Agreement	Date of Grant of License to Index	Index	Index Marks
Nuveen Enhanced Yield U.S. Aggregate Bond ETF	Merrill Lynch, Pierce, Fenner & Smith Incorporated	July 15, 2016	August 26, 2016	BofA Merrill Lynch Enhanced Yield US Broad Bond Index	• BofA Merrill Lynch • Merrill Lynch, Pierce, Fenner & Smith Incorporated • Merrill Lynch • The BofA Merrill Lynch US Broad Market Index • The BofA Merrill Lynch Enhanced Yield US Broad Bond Index
Nuveen Short-Term REIT ETF	S&P Opco, LLC	October 21, 2016	October 21, 2016	Dow Jones U.S. Select Short-Term REIT Index	• Dow Jones
Nuveen ESG Large-Cap Growth ETF	MSCI Inc.	October 1, 2002	October 1, 2016	TIAA ESG USA Large-Cap Growth Index	• MSCI • MSCI USA Growth Index • TIAA ESG USA Large-Cap Growth Index
Nuveen ESG Large-Cap Value ETF	MSCI Inc.	October 1, 2002	October 1, 2016	TIAA ESG USA Large-Cap Value Index	• MSCI • MSCI USA Value Index • TIAA ESG USA Large-Cap Value Index
Nuveen ESG Mid-Cap Growth ETF	MSCI Inc.	October 1, 2002	October 1, 2016	TIAA ESG USA Mid-Cap Growth Index	• MSCI • MSCI USA Mid-Cap Growth Index • TIAA ESG USA Mid-Cap Growth Index
Nuveen ESG Mid-Cap Value ETF	MSCI Inc.	October 1, 2002	October 1, 2016	TIAA ESG USA Mid-Cap Value Index	• MSCI • MSCI USA Mid-Cap Value Index • TIAA ESG USA Mid-Cap Value Index

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ETF	Index Provider	Date of License Agreement	Date of Grant of License to Index	Index	Index Marks
Nuveen ESG Small-Cap ETF	MSCI Inc.	October 1, 2002	October 1, 2016	TIAA ESG USA Small-Cap Index	• MSCI • MSCI USA Small Cap Index • TIAA ESG USA Small-Cap Index
Nuveen ESG International Developed Markets Equity ETF	MSCI Inc.	October 1, 2002	March 1, 2017	TIAA ESG International Developed Markets Equity Index	• MSCI • MSCI EAFE Index • TIAA ESG International Developed Markets Equity Index
Nuveen ESG Emerging Markets Equity ETF	MSCI Inc.	October 1, 2002	March 1, 2017	TIAA ESG Emerging Markets Equity Index	• MSCI • MSCI Emerging Markets Index • TIAA ESG Emerging Markets Equity Index
Nuveen ESG U.S. Aggregate Bond ETF	MSCI ESG Research LLC	October 1, 2002	September 1, 2017	Bloomberg Barclays MSCI U.S. Aggregate ESG Select Index	• MSCI ESG Research LLC • Barclays Bank PLC • Bloomberg Index Services Limited • Bloomberg Barclays U.S. Aggregate ESG Select
Nuveen ESG Large-Cap ETF	MSCI Inc.	October 1, 2002	July 1, 2018	TIAA ESG USA Large-Cap Index	• MSCI • MSCI USA Index • TIAA ESG USA Large-Cap Index

Last updated: May 23, 2019

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